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                                                                     Exhibit 5.1



                        OPPENHEIMER WOLFF & DONNELLY LLP
                       840 Newport Center Drive, Suite 700
                             Newport Beach, CA 92660
                               Tel: (949) 823-6000
                               Fax: (949) 823-6040


                                December 18, 2001


Global Diamond Resources, Inc.
836 Prospect Street, Suite 2b
La Jolla, California  92037

RE:      GLOBAL DIAMOND RESOURCES, INC.
         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Global Diamond Resources, Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of 10,000,000 shares (collectively, the "Shares") of the Company's common stock, $.0005 par value per share, issuable under the Company's 2001 Stock Option and grant plan ("Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares have been duly authorized and, when issued, delivered and paid for according to the Agreement, will be legally issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of California and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.



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We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

/s/ Oppenheimer Wolff & Donnelly LLP